Exhibit 23.4

Rotterdam, 3 March 2009

Re: Consent Chemship B.V.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-61895 and File No. 333-55970) and Forms S-3 (File No. 333-140968, File No. 333-140969 and File No. 333-140974) of our report dated February 12, 2009 relating to the financial statements for consolidation purposes of Chemship B.V., which appears in this Form 10-K of Ampal – American Israel Corporation.

Yours faithfully,

MAZARS PAARDEKOOPER HOFFMAN ACCOUNTANTS N.V.

O. Opzitter RA